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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                              ____________________

Date of Report (Date of Earliest Event Reported): May 31, 1999

                            CALCOMP TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)

Delaware                             0-16071              06-0888312
(State or Other Jurisdiction       (Commission          (IRS Employer
of Incorporation)                  File Number)        Identification No.)

2411 West La Palma Avenue, Anaheim, CA                      92801
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's Telephone Number, including Area Code:  (714) 821-2000

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets.

          On May 31, 1999, CalComp Pacific, Inc., a Nevada corporation and a member of the Registrant's consolidated group ("CPI"), sold all of its shares of Common Stock in NS CalComp Corporation, a Japanese corporation ("NSCC"), to Oce N.V., a Dutch corporation ("Oce"), pursuant to that certain Share Sale and Purchase Agreement (the "Purchase Agreement") dated May 31, 1999 by and among CPI, Oce and Nippon Steel Corporation, a Japanese corporation ("NSC"). Under the Purchase Agreement, NSC also sold a majority of its shares of Common Stock in NSCC to Oce. The net purchase price received by CPI for its shares was $5,820,000.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

          The Registrant's Board of Directors has adopted a plan for orderly shutdown and, subsequently, a plan of liquidation and dissolution. The Registrant has sold substantially all of its non-CrystalJet assets, has ceased all manufacturing, sales and marketing activities and has significantly scaled back its operations to a level necessary to complete the liquidation of its assets. On April 13, 1999, the Registrant filed its Form 10-K for the fiscal year ended December 27, 1998 under which the Registrant adopted the liquidation basis of accounting. Consequently, the disclosure in this Form 8-K of pro forma financial information relating to the disposition of the NSCC shares would not provide meaningful information.

          For further information regarding the Registrant, in addition to the Registrant's Form 10-K mentioned above, please see the Registrant's Schedule 14C Information Statement which was filed in definitive form with the Securities and Exchange Commission on June 10, 1999.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 15, 1999                    CALCOMP TECHNOLOGY, INC.


                                         By:  /s/ John P. Brincko
                                             -------------------------------
                                             John P. Brincko
                                             Chief Executive Officer

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